Exhibit No. EX-99(p)(15)

[LOGO Franklin
Portfolio
ASSOCIATES]

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FRANKLIN PORTFOLIO ASSOCIATES, LLC            COMPLIANCE POLICIES AND PROCEDURES
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SECTION                                       DOCUMENT NUMBER
CODE OF ETHICS                                300-01
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SUBJECT                                       LAST REVIEW
CODE OF CONDUCT                               06/2005
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POLICY:                    It is FPA's policy to require each of its officers
                           and employees to comply with the Code of Conduct of Mellon Financial Corporation. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts of interest might arise, the Code of Conduct is designed to set forth policies regarding employee conduct in those situations in which conflicts are most likely to develop. Each officer and employee should possess a copy of Mellon Financial Corporation's CODE OF CONDUCT. Officers and employees are expected to read, understand and comply with the policies described in the CODE OF CONDUCT. Key points of the Code of Conduct are described below.

LAWS AND
REGULATIONS:               Each officer and employee obey all laws and
                           regulations that apply to FPA's business. Examples of prohibited activities include:
                                o corruptly accepting or soliciting anything of value intending to be influenced or rewarded in connection with FPA's business or in return for confidential information;
                                o     intentionally failing to make currency
                                      transactions filings and other reports
                                      required by the Bank Secrecy Act;
                                o     lending trust funds to an FPA officer,
                                      director or employee;
                                o     certifying a check drawn on an account
                                      with insufficient funds;
                                o     misusing federal records and documents;
                                o     using a computer to gain unauthorized
                                      access to FPA's records of a customer;
                                o knowing that a criminal offense has been committed and helping the criminal avoid capture or punishment;
                                o     making false reports to government
                                      officials;
                                o using software in knowing violation of the licensing agreement
                                o any combination, conspiracy or agreement among competitors to restrict or prevent competition;
                                o     illegal use of corporate funds; and
                                o     violation of any federal or state
                                      employment laws or regulations.

AVOIDING CONFLICTS
OF INTEREST:               Each officer and employee must avoid activities that
                           could create conflicts of interest or even the appearance of conflicts of interest with FPA or its affiliates. Areas frequently involved in conflicts of interest and examples of prohibited activities include:

                                o failure to comply with FPA's securities trading policy (refer 300-02);

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                                                        Exhibit No. EX-99(p)(15)

o investing or holding an investment in a business enterprise if you are responsible for providing services to, or purchasing goods or services from, that business enterprise on FPA's behalf;
                                o directly or indirectly buying assets from or selling assets to FPA or any account for which FPA acts as a fiduciary;
                                o representing FPA in any activity requiring your judgement or discretion which affects a person or organization in which you have a material interest, financial or otherwise;
                                o participation in outside activities that may significantly encroach on time or attention devoted to your duties, adversely affect the quality of your work, compete with FPA's activities, involve any significant use of FPA's equipment, facilities or supplies, imply FPA's sponsorship or support, or adversely affect FPA's reputation;
                                o     accepting outside employment as a
                                      representative who prepares, audits or
                                      certifies statements or documents
                                      pertinent to FPA's business;
                                o     accepting employment as a broker, real
                                      estate contractor or agent, property
                                      appraiser, rent collector, attorney, tax or investment counselor, or insurance broker or agent without first obtaining approval from the President and CEO of FPA and the Manager of Mellon's Ethics Office;
                                o     participation in any real estate
                                      transaction involving a current or known potential client, in which Mellon is foreclosing on or planning to foreclose on, or Mellon is considering or is likely to consider purchasing;
                                o acceptance (by an employee or immediate family member) or cash honoraria for public speaking or writing services on FPA's behalf. Non cash honoraria of modest value (not to exceed $100.00) may be accepted;
                                o acceptance of a fiduciary appointment as an administrator, executor, guardian, custodian of a minor, trustee or managing agent unless you are acting on behalf of a member of your family;
                                o implying Mellon or FPA sponsorship of any outside event or organization without approval of FPA's President and CEO;
                                o serving as an outside officer, director or general partner unless in compliance with the Corporate policy on OUTSIDE OFFICES AND DIRECTORSHIPS (CPP-805-1);
                                o participating in any political activity as a representative of Mellon or FPA without specific written authorization;
                                o     acceptance of gifts or other items of
                                      value intended to influence you, a client or supplier in conducting business;
                                o borrowing from or lending your personal funds to clients, brokers or suppliers;
                                o giving legal, tax or investment advice to clients unless your regular duties specifically permit; and
                                o recommending professional services unless naming several candidates without indicating favoritism. Under no circumstances may you make a recommendation if you expect to benefit.

CONFIDENTIAL
INFORMATION:               Each officer and employee is expected to respect
                           privileged information and hold such information in the strictest of confidence. Under no circumstances may you use such information for personal gain or pass it on to any person outside FPA including family or friends, or even to other associates who do not need such information to perform their jobs. Respect for confidential information must be maintained with:


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                                                        Exhibit No. EX-99(p)(15)

                                o     the news media;
                                o     information obtained from business
                                      relations;
                                o financial information pertaining to FPA or Mellon;
                                o examination information pertaining to FPA or Mellon;
                                o proprietary information pertaining to FPA or Mellon;
                                o     electronic information;
                                o     information security systems;
                                o     computer software; and
                                o     insider and material nonpublic information

STANDARDS
OF CONDUCT:                Each officer and employee of Franklin Portfolio
                           Associates is classified as an "Investment Associate" or an "Access Decision Maker" (ADM) in accordance with Mellon Financial Corporation's SECURITIES
                           TRADING POLICY. All Investment Associates and ADMs are subject to special standards of conduct as described below:
                                o     No Investment Associate or ADM may
                                      recommend a securities transaction for a client to whom a fiduciary duty is owed, or for Mellon, without disclosing any interest he or she has in such securities or issuer (other than an interest in publicly traded securities where the total investment is equal to or less than $25,000.00), including any direct or indirect beneficial ownership of any securities of such issuer; any contemplated transaction in such securities; any position with such issuer of its affiliates; and any present or proposed business relationship between such issuer or its affiliates and the Investment Associate or ADM.
                                o No Investment Associate or ADM may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of FPA or Mellon or any client to anyone unless it is properly within his or her job responsibilities to do so.
                                o No Investment Associate or ADM may engage in or recommend a securities transaction, for his or her own benefit or the benefit of others, including FPA or Mellon or any client, while in possession of material nonpublic information regarding such securities. No Investment Associate or ADM may communicate material nonpublic information unless it is properly within his or her job responsibilities to do so.

GIFTS: No officer or employee may accept gifts from outside companies, or their representatives, with the exception for gifts of (1) DE MINIMIS value and (2) an occasional meal, a ticket to a sporting event or the theatre, or comparable entertainment which is neither so frequent nor extensive as to raise any question of impropriety. A gift shall be considered DE MINIMIS if it does not exceed an annual amount per person fixed periodically by the NASD, which is currently $100.00.

CERTIFICATION:             Officers and employees will be required to certify
                           annually that they have read, understand and are in compliance with the Code of Conduct.

RECORDKEEPING:             Records of the annual certification are maintained by
                           Mellon's Ethics Office in accordance with established recordkeeping requirements.

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                                                        Exhibit No. EX-99(p)(15)

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FRANKLIN PORTFOLIO ASSOCIATES, LLC        COMPLIANCE POLICIES AND PROCEDURES
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SECTION                                   DOCUMENT NUMBER
CODE OF ETHICS                            300-02
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SUBJECT                                   LAST REVIEW
PERSONAL SECURITIES TRADING               11/2005
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POLICY:                    It is FPA's policy to require each officer and
                           employee to comply with the Securities Trading Policies (STP) of Mellon Financial Corporation. These policies applies to transactions in the officer or employee's own accounts and to all other accounts over which an associate could be expected to exercise influence or control.

EMPLOYEE
CLASSIFICATION:            Under the STP, FPA's portfolio managers are
                           classified as Asset Decision Makers (ADMs). All other officers and employees are classified as Investment
                           Employees.

                           Portfolio Managers are also classified as Access Persons as described in Rule 17j-1 of the Investment Company Act of 1940.

MATERIAL
NONPUBLIC
INFORMATION:               Each officer and employee, in compliance with the
                           federal securities laws, is prohibited from trading securities while in possession of material nonpublic information regarding the issuer of those securities
                           (insider trading). Officers and employees are further prohibited from passing along the material nonpublic information (tipping) upon which a trade is based.

GENERAL
RESTRICTIONS:              Each officer and employee is expected to comply with
                           the following restrictions to ALL securities transactions:
                                o     Purchase or sale of securities of a
                                      company where a credit or advisory
                                      relationship exists is prohibited.
                                o Trading for client accounts must always take precedent over personal securities transactions.
                                o Purchase or sale of securities based on knowledge of FPA's trading positions or plans (front running) is prohibited.
                                o     Acquisition of any security in an initial
                                      public offering (IPO) is prohibited.
                                o Trading of securities on margin without prior written consent of the President and CEO of FPA and the Manager of Mellon's Ethics Office is prohibited.
                                o Purchase or sale of a security while in possession of material nonpublic information regarding the issuer of that security is prohibited.
                                o Acquisition of any security in a private placement is prohibited without prior written consent of FPA Preclearance Compliance Officer, President and CEO and the Manager of Mellon's Ethics Office.
                                o Purchase or sale of securities based on knowledge of client's trading positions or plans (scalping) is prohibited.
                                o Purchase and sale or sale and purchase of the same or equivalent security within 60 calendar days is discouraged and profits must be disgorged.

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                                                        Exhibit No. EX-99(p)(15)

PROPRIETARY
FUNDS: Investment companies and collective funds (excluding money market funds) for which a Mellon subsidiary serves as investment adviser, sub-adviser or principal underwriter are defined as Proprietary Funds and subject to certain requirements and restrictions as described in the STP. Generally, Proprietary Funds are subject to the preclearance and reporting requirements described below. Proprietary Funds in the Mellon 401(k) plan are deemed to be done pursuant to an automated investment plan and may be exempt from certain of these requirements.

RESTRICTIONS
ON MELLON
SECURITIES:                Each officer and employee is expected to comply with
                           the following restrictions to any transactions in Mellon securities:
                                o     Short sales of Mellon securities are
                                      prohibited.
                                o Sales of Mellon securities within 60 days of acquisition are prohibited.
                                o     Purchases on margin of Mellon's publicly
                                      traded securities are prohibited.
                                o     Option transactions involving Mellon's
                                      publicly traded securities are prohibited.
                                o Purchase or sale of publicly traded Mellon securities by associates who possess knowledge of major Mellon events is prohibited before public announcements, even if the associates believes the event does not constitute material nonpublic information.

PRECLEARANCE
REQUIREMENTS:                         Each officer and employee is required to
                                      obtain written preclearance from the
                                      Preclearance Compliance Officer BEFORE
                                      engaging in the purchase or sale of a
                                      security or Proprietary Fund. Exemptions from preclearance requirements are detailed in the STP. It should be noted that:
                                o     Each employee is responsible for obtaining
                                      and maintaining a written record of
                                      preclearance;
                                o     Preclearance authorization will expire at
                                      the end of the following business day; and
                                o     Responses to preclearance requests should
                                      not be discussed with anyone else, inside or outside FPA.

REPORTING
REQUIREMENTS:              Each officer and employee shall comply with the
                           guidelines on personal securities reporting that require:
                                o     Instruction to broker(s) to submit
                                      directly to Mellon's Ethics Office copies of all trade confirmations and statements relating to personal securities account(s);
                                o Submission to Mellon's Ethics Office of an initial and an annual report of securities holdings and initial, quarterly and annual reports of Proprietary Funds;
                                o Written acknowledgment that each employee has read and complied with Mellon's STP; and
                                o     Report any transactions in Mellon
                                      securities if the transaction was not
                                      through a brokerage account including
                                      optional cash purchases under Mellon's
                                      Dividend Reinvestment and Common Stock
                                      Purchase Plan and the sale of stock
                                      received upon the exercise of an
                                      associate's stock options unless the sale is part of a "netting of shares" or "cashless exercise" administered by Human Resources.

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                                                        Exhibit No. EX-99(p)(15)

ADM
REQUIREMENTS:              In addition to the above requirements, each officer
                           and employee designated as an "Access Decision Maker"
                           (ADM) must comply with the following guidelines:
                                o ADMs are prohibited from buying or selling a security within 7 calendar days before and after their portfolio trades that security.
                                o ADMs are required to submit a Quarterly Securities Report to their Preclearance Compliance Officer within 30 days of each calendar quarter end.
                                o     ADMs must obtain written authorization
                                      prior to making or acting upon a portfolio recommendation in a security that they own personally. This authorization must be obtained prior to the first such portfolio recommendation in each calendar month from the ADMs CIO or other Investment Ethics Committee designee. Personal securities holdings exempted from this requirement are detailed in the STP. Certain de minimus exceptions to this policy are also detailed in Mellon's STP.

CERTIFICATION:             Officers and employees will be required to certify
                           annually that they have read, understand and are in compliance with the STP.

RECORDKEEPING:             ADMs quarterly securities reports are maintained by
                           FPA's CCO. All other records are maintained by Mellon's Ethics Office in accordance with established recordkeeping requirements.

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FRANKLIN PORTFOLIO ASSOCIATES, LLC          COMPLIANCE POLICIES AND PROCEDURES
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SECTION                                     DOCUMENT NUMBER
CODE OF ETHICS                              300-03
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SUBJECT                                     LAST REVIEW
RESTRICTED SECURITIES LIST                  11/2005
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POLICY:                    It is FPA's policy to transmit a list of restricted
                           securities to the Star Compliance System daily.

RESTRICTED
SECURITIES:                The restricted list will include all securities that
                           have been traded that day for the benefit of any of FPA's client. The list will also include any securities for which FPA's officers or employees possess material, non-public information.

PROHIBITED
TRANSACTIONS:              Personal securities transactions by FPA's officers
                           and employees will generally be prohibited against securities on the restricted list except under the specific conditions described in Mellon Financial
                           Corporation's Securities Trading Policy.

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FRANKLIN PORTFOLIO ASSOCIATES, LLC          COMPLIANCE POLICIES AND PROCEDURES
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SECTION                                     DOCUMENT NUMBER
CODE OF ETHICS                              300-04
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SUBJECT                                     LAST REVIEW
USE OF MATERIAL NONPUBLIC INFORMATION       06/2005
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POLICY:                    It is FPA's policy to prohibit the use of material
                           nonpublic (inside) information in violation of federal securities laws. FPA does not seek inside information nor will FPA utilize such information in its investment decision making process.

DEFINITION:                Material Nonpublic or Inside Information includes any
                           information about a company or the market for a company's securities which has come directly or indirectly from the company or its insiders and has not been disclosed generally to the marketplace, and which, if disclosed, might be considered important by reasonable investors in deciding whether to trade in such securities.

RECEIPT OF
INFORMATION:               Whenever an employee receives material information
                           about a company, he or she must determine that the information is public information before trading or recommending trading on the basis of such information. If there is any question as to whether the information is material and non-public, the employee must resolve the question before trading, recommending trading or divulging the information.
                           Any unresolved question as to the propriety of the employee's action should be discussed with FPA's CEO or CCO. Further details regarding the treatment of material nonpublic information may be obtained in Mellon Financial Corporation's CODE OF CONDUCT and
                           SECURITIES TRADING POLICY.

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FRANKLIN PORTFOLIO ASSOCIATES, LLC           COMPLIANCE POLICIES AND PROCEDURES
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SECTION                                      DOCUMENT NUMBER
CODE OF ETHICS                               300-05
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SUBJECT                                      LAST REVIEW
NEW EMPLOYEE DOCUMENTATION                   06/2005
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BACKGROUND:                FPA requires new employees to provide certain
                           documentation to ensure compliance with regulatory requirements and internal policies.

PRE-EMPLOYMENT
SCREENING:                 The Human Resources Department of FPA's parent,
                           Mellon Financial Corporation, is responsible for conducting a pre-employment screening of all potential candidates. Each candidate is subject to:
                                o Fingerprinting and a criminal record check through the Federal Bureau of
                                      Investigation (FBI).
                                o Verification of personal and professional references.
                                o Validation of professional licensing and screening for violations of such licensing.

RULE 17J-1:                Rule 17j-1 of the Investment Company Act of 1940
                           requires an initial holdings report be submitted within 10 days. FPA applies this requirement to all officers and employees, not just those designated as "access persons" under the Act. The report must contain:
                                o The title, number of shares and principal amount of each covered security in which the individual had any direct or indirect beneficial ownership.
                                o     The name of any broker, dealer or bank
                                      with whom the individual maintained an
                                      account in which any securities were held for the direct or indirect benefit of the individual.
                                o     The date the report is submitted.

FORM ADV
DISCLOSURE:                Each officer and employee is required to complete a
                           disciplinary questionnaire answering the same questions posed in Item 11, Disclosure Information, of Part 1 of Form ADV.

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FRANKLIN PORTFOLIO ASSOCIATES, LLC            COMPLIANCE POLICIES AND PROCEDURES
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SECTION                                       DOCUMENT NUMBER
CODE OF ETHICS                                300-06
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SUBJECT                                       LAST REVIEW
SPECIFIC RECORDKEEPING REQUIREMENTS           08/2005
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BACKGROUND:                Rule 17j-1(f) of the Investment Company Act of 1940
                           details the specific requirements for records pertaining to FPA's Code of Ethics and establishes the retention period and standards for such records.

POLICY: It is FPA's policy to comply with the recordkeeping requirements of Rule 17j-1(f) of the Investment Company Act.

REFERENCE:                 The recordkeeping requirements described herein are
                           in addition to the requirements established by Rule
                           204-2 of the Investment Advisors Act and Rule 31a-2 of the Investment Company Act.

REQUIREMENTS:              FPA must, at its principal place of business,
                           maintain its records in the manner described herein and make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination.

RECORDS AND
RETENTION:                 The following records must be maintained in an easily
                           accessible place:
                                o A copy of FPA's Code of Ethics currently in effect or has been in effect at any time within the last five years.
                                o     A record of any violation of the Code of
                                      Ethics, and of any action taken as a
                                      result of the violation must be maintained for at least five years after the end of the year in which the violation occurred.
                                o A copy of each report made by an Access Person (classified by FPA as an Access Decision Maker "ADM") as required by Rule 17j-1, including information provided in lieu of the reports under paragraph
                                      (d)(2)(v) must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided.
                                o     A record of all persons currently, or
                                      within the past five years, who are or
                                      were required to make reports, or who are or were responsible for reviewing these reports.
                                o     A copy of any report required by paragraph
                                      (c)(2)(ii) must be maintained for at least five years after the end of the fiscal year in which it is made.
                                o A record of any decision, and the reason supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e) must be maintained for at least five years after the end of the fiscal year in which the approval was granted.

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